Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q4 and Year-End 2024 Results

New York, NY – March 6, 2025 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and year ended December 31, 2024.

Business Update

Silvercrest concluded 2024 with strong new client organic flows due to new strategic investments made over the past year that are already bearing fruit. The firm garnered $1.4 billion in Q4 and $1.5 billion during 2024 in new client assets under management (“AUM”) inflows, the best year for new organic client inflows since 2015. The fourth quarter was primarily bolstered by winning a successful seed investment in our new Global Value Equity strategy of $1.3 billion USD ($2.0 billion AUD) in partnership with CBUS, one of Australia's largest superannuation funds. The increases during the quarter bode well for future revenue, and we remain highly optimistic about securing more significant organic net flows over the course of 2025 to increase our return on invested capital.

Total AUM as of year-end 2024 reached $36.5 billion as of December 31, 2024, up 9.6% from $33.3 billion at year-end 2023. Discretionary AUM, which drives revenue, rose 6.4% to $23.3 billion from $21.9 billion. Overall, total asset flows and market increases were a net positive for the firm and will drive an increase in future revenue. Revenue for the year increased 5.3% to $123.7 million from $117.4 million, with Q4 revenue up 12.0% over Q4 2023, to $32.0 million from $28.5 million.

Strategically, in addition to building the firm’s new Global Value Equity strategy, we have hired business development and market leads in Atlanta and Singapore. We have our full MAS license for doing business in Singapore. With significant European assets and growth opportunities, we will be pursuing more initiatives to better highlight Silvercrest in both the institutional and wealth markets. The firm also has invested in talent across the firm to drive new growth and successfully transition the business toward the next generation.

Silvercrest developed new and stronger institutional consulting relationships during 2024, with new investment opportunities to develop our strategies. Our pipeline remains robust. As a result, we are optimistic about securing significant new organic flows. Importantly, the firm’s pipeline does not yet include mandates for our new Global Value Equity strategy which has a high capacity for significant new assets. We have worked hard over the past year to build the infrastructure, team, and strategy while undertaking business development. As with our third-quarter call, we envision more positive AUM flows and resulting revenue increases.

As I have discussed throughout the past year, Silvercrest has never had more business opportunities. Those initiatives are beginning to bear results. We have made and will continue to make investments to drive future growth in the business. We expect to make more hires to complement our outstanding professional team to drive that future growth. Silvercrest continues to accrue a higher interim percentage of revenue for compensation for this purpose, and, as mentioned, we will continue to adjust compensation accruals to match these important investments in the business and will keep you informed of our plans and the progress of these investments.

Fourth Quarter 2024 Highlights

•
Total AUM of $36.5 billion, inclusive of discretionary AUM of $23.3 billion and non-discretionary AUM of $13.2 billion at December 31, 2024.
•
Revenue of $32.0 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $2.7 million and $1.6 million, respectively.
•
Basic and diluted net income per share of $0.17.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $5.1 million.
•
Adjusted net income1 of $2.9 million.
•
Adjusted basic and diluted earnings per share1,2 of $0.21 and $0.20, respectively.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands except as indicated)	2024	2023	2024	2023
Revenue	$31,962	$28,542	$123,651	$117,410
Income (loss) before other income (expense), net	$1,957	$(969)	$17,627	$18,819
Net income (loss)	$2,684	$(642)	$15,709	$15,183
Net income (loss) margin	8.4%	(2.2)%	12.7%	12.9%
Net income (loss) attributable to Silvercrest	$1,618	$(411)	$9,535	$9,094
Net income (loss) per basic share	$0.17	$(0.05)	$1.00	$0.96
Net income (loss) per diluted share	$0.17	$(0.04)	$1.00	$0.96
Adjusted EBITDA[1]	$5,070	$2,581	$26,101	$26,878
Adjusted EBITDA Margin[1]	15.9%	9.0%	21.1%	22.9%
Adjusted net income[1]	$2,861	$1,049	$15,782	$16,104
Adjusted basic earnings per share[1,2]	$0.21	$0.08	$1.15	$1.16
Adjusted diluted earnings per share[1,2]	$0.20	$0.07	$1.10	$1.12
Assets under management at period end (billions)	$36.5	$33.3	$36.5	$33.3
Average assets under management (billions)[3]	$35.0	$32.3	$34.9	$31.1
Discretionary assets under management (billions)	$23.3	$21.9	$23.3	$21.9

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 3 and 4.
[2]

Adjusted basic and diluted earnings per share measures for the three and twelve months ended December 31, 2024 are based on the number of shares of Class A common stock and Class B common stock outstanding as of December 31, 2024. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $36.5 Billion

Silvercrest’s discretionary assets under management increased by $1.4 billion, or 6.4%, to $23.3 billion at December 31, 2024, from $21.9 billion at December 31, 2023. The increase was attributable to market appreciation of $2.1 billion partially offset by net client outflows of $0.7 billion. Silvercrest’s total AUM increased by $3.2 billion, or 9.6%, to $36.5 billion at December 31, 2024, from $33.3 billion at December 31, 2023. The increase was attributable to market appreciation of $3.8 billion partially offset by net client outflows of $0.6 billion.

Silvercrest’s discretionary assets under management increased by $0.7 billion, or 3.1%, to $23.3 billion at December 31, 2024, from $22.6 billion at September 30, 2024. The increase was attributable to net client inflows of $0.9 billion partially offset by market depreciation of $0.2 billion. Silvercrest’s total AUM increased by $1.4 billion, or 4.0%, to $36.5 billion at December 31, 2024, from $35.1 billion at September 30, 2024. The increase was attributable to market appreciation of $0.5 billion and net client inflows of $0.9 billion.

Fourth Quarter 2024 vs. Fourth Quarter 2023

Revenue increased by $3.4 million, or 12.0%, to $32.0 million for the three months ended December 31, 2024, from $28.5 million for the three months ended December 31, 2023. This increase was driven by net client inflows in discretionary assets under management partially offset by market depreciation.

Total expenses increased by $0.5 million, or 1.7%, to $30.0 million for the three months ended December 31, 2024, from $29.5 million for the three months ended December 31, 2023. Compensation and benefits expense decreased by $0.8 million, or 3.4%, to $21.9 million for the three months ended December 31, 2024, from $22.7 million for the three months ended December 31, 2023. The decrease was primarily attributable to a decrease in bonuses of $1.7 million, partially offset by increases in salaries and benefits of $0.9 million primarily as a result of merit-based increases and newly hired staff. General and administrative expenses increased by $1.3 million, or 18.5%, to $8.1 million for the three months ended December 31, 2024, from $6.8 million for the three months ended December 31, 2023. This was primarily attributable to increases in portfolio and systems expense of $0.5 million, office expense of $0.2 million, recruiting costs of $0.1 million and professional fees of $0.5 million.

Consolidated net income was $2.7 million for the three months ended December 31, 2024, as compared to consolidated net loss of $0.6 million for the same period in the prior year. Net income attributable to Silvercrest was $1.6 million, or $0.17 per basic and diluted share, for the three months ended December 31, 2024. Our Adjusted Net Income1 was $2.9 million, or $0.21 per adjusted basic share and $0.20 per adjusted diluted share,2 for the three months ended December 31, 2024.

Adjusted EBITDA1 was $5.1 million, or 15.9% of revenue, for the three months ended December 31, 2024, as compared to $2.6 million or 9.0% of revenue for the same period in the prior year.

Year Ended December 31, 2024 vs. Year Ended December 31, 2023

Revenue increased by $6.2 million, or 5.3%, to $123.7 million for the year ended December 31, 2024, from $117.4 million for the year ended December 31, 2023. This increase was driven by market appreciation in discretionary assets under management partially offset by net client outflows.

Total expenses increased by $7.4 million, or 7.5%, to $106.0 million for the year ended December 31, 2024, from $98.6 million for the year ended December 31, 2024. Compensation and benefits expense increased by $4.0 million, or 5.6%, to $76.7 million for the year ended December 31, 2024, from $72.6 million for the year ended December 31, 2023. The increase was primarily attributable to an increase in equity based compensation expense of $0.3 million due to an increase in the number of unvested restricted stock units and unvested non-qualified stock options outstanding, an increase in salaries and benefits expense of $2.5 million primarily as a result of merit-based increases and newly hired staff and an increase in the accrual for bonuses of $1.2 million. General and administrative expenses increased by $3.4 million, or 13.1%, to $29.4 million for the year ended December 31, 2024, from $26.0 million for the year ended December 31, 2023. The increase was primarily attributable to increases in professional fees of $1.1 million, portfolio and systems expenses of $0.8 million, occupancy and related costs of $0.3 million, trading errors of $0.3 million, recruiting expenses of $0.3 million, travel and entertainment expenses of $0.2 million, depreciation and amortization of $0.1 million, office expense of $0.1 million, publications and subscriptions costs of $0.1 million and sub-advisory and referral fees of $0.1 million.

Consolidated net income was $15.7 million, or 12.7% of revenue, for the year ended December 31, 2024, as compared to consolidated net income of $15.2 million, or 12.9% of revenue, for the same period in the prior year. Net income attributable to Silvercrest was $9.5 million, or $1.00 per basic and diluted share, for the year ended December 31, 2024. Our Adjusted Net Income1 was $15.8 million, or $1.15 per adjusted basic share and $1.10 per adjusted diluted share,2 for the year ended December 31, 2024.

Adjusted EBITDA1 was $26.1 million, or 21.1% of revenue, for the year ended December 31, 2024, as compared to $26.9 million, or 22.9% of revenue, for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $68.6 million at December 31, 2024, compared to $70.3 million at December 31, 2023. As of December 31, 2024, there was nothing outstanding under our term loan with City National Bank and nothing outstanding on our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $80.7 million at December 31, 2024. We had 9,376,280 shares of Class A common stock outstanding and 4,373,315 shares of Class B common stock outstanding at December 31, 2024.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our principals, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on March 7, 2025, at 8:30 am (Eastern Time) to discuss these results. Hosting the call will be Richard R. Hough III, Chief Executive Officer and President, and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743 or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; our expectations with respect to deferred tax assets, adverse economic or market conditions; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California and Wisconsin, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	Year Ended December 31,
	2024	2023
	(Unaudited)
Revenue
Management and advisory fees	$119,316	$112,794
Family office services	4,335	4,616
Total revenue	123,651	117,410
Expenses
Compensation and benefits	76,663	72,619
General and administrative	29,361	25,972
Total expenses	106,024	98,591
Income before other (expense) income, net	17,627	18,819
Other (expense) income, net
Other (expense) income, net	203	76
Interest income	1,432	946
Interest expense	(144)	(421)
Equity income from investments	1,154	73
Total other (expense) income, net	2,645	674
Income before provision for income taxes	20,272	19,493
Provision for income taxes	(4,563)	(4,310)
Net income	15,709	15,183
Less: net income attributable to non-controlling interests	(6,174)	(6,089)
Net income attributable to Silvercrest	$9,535	$9,094
Net income per share:
Basic	$1.00	$0.96
Diluted	$1.00	$0.96
Weighted average shares outstanding:
Basic	9,495,375	9,431,404
Diluted	9,532,525	9,464,339

Exhibit 2

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended December 31,
	2024	2023
	(Unaudited)
Revenue
Management and advisory fees	$30,871	$27,349
Family office services	1,091	1,193
Total revenue	31,962	28,542
Expenses
Compensation and benefits	21,903	22,674
General and administrative	8,102	6,837
Total expenses	30,005	29,511
Income (loss) income before other income (expense), net	1,957	(969)
Other income (expense), net
Other income (expense), net	178	45
Interest income	422	525
Interest expense	(49)	(107)
Equity income from investments	1,154	73
Total other income (expense), net	1,705	536
Income (loss) before provision for income taxes	3,662	(433)
Provision for income taxes	(978)	(209)
Net income (loss)	2,684	(642)
Less: net (income) loss attributable to non-controlling interests	(1,066)	231
Net income (loss) attributable to Silvercrest	$1,618	$(411)
Net income (loss) per share:
Basic	$0.17	$(0.05)
Diluted	$0.17	$(0.04)
Weighted average shares outstanding:
Basic	9,450,344	9,368,579
Diluted	9,487,453	9,368,579

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended December 31,		For the Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of non-GAAP financial measure:
Net (loss) income	$2,684	$(642)	$15,709	$15,183
Provision for income taxes	978	209	4,563	4,310
Delaware Franchise Tax	50	50	200	200
Interest expense	49	107	144	421
Interest income	(422)	(525)	(1,432)	(946)
Depreciation and amortization	1,035	1,002	4,146	4,014
Equity-based compensation	542	580	1,916	1,627
Other adjustments (A)	154	1,800	855	2,069
Adjusted EBITDA	$5,070	$2,581	$26,101	$26,878
Adjusted EBITDA Margin	15.9%	9.0%	21.1%	22.9%
(a)
Other adjustments consist of the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Acquisition costs (a)	$—	$—	$—	$5
Severance	140	52	393	71
Other (b)	14	1,748	462	1,993
Total other adjustments	$154	$1,800	$855	$2,069
(a)
For the twelve months ended December 31, 2023, represents professional fees of $5 related to the acquisition of Cortina.
(b)
For the three months ended December 31, 2024, represents a Tax Receivable Agreement adjustment of ($78), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, software implementation costs of $4, professional fees related to a transfer pricing project of $27 and data conversion costs of $13. For the twelve months ended December 31, 2024, represents a fair value adjustment to the Neosho contingent purchase price consideration of $12, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, a Tax Receivable Agreement adjustment of ($78), sign on bonuses paid to certain employees of $188, professional fees of $53 related to a transfer pricing project, legal fees of $46, data conversion costs of $27 and software implementation costs of $22. For the three months ended December 31, 2023, represents a variable compensation payment of $1,667 related to the difference between the number of non-qualified stock options granted to an existing Class B unit holder as determined using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input, a Tax Receivable Agreement adjustment of ($38), an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, software implementation costs of $7, a fair value adjustment to the Neosho contingent purchase price consideration of $24, professional fees related to a transfer pricing project of $37 and legal fees related to the startup of a fund of $2. For the twelve months ended December 31, 2023, represents a variable compensation payment of $1,667 related to the difference between the number of non-qualified stock options granted to an existing Class B unit holder as determined using the Black-Scholes method inclusive and exclusive of the expected annual dividend yield input, a Tax Receivable Agreement adjustment of $2, an ASC 842 rent adjustment of $192 related to the amortization of property lease incentives, moving costs of $35, software implementation costs of $35, professional fees related to a transfer pricing project of $37, legal fees related to the startup of a fund of $2, a fair value adjustment to the Neosho contingent purchase price consideration of $24 and a fair value adjustment to the Cortina contingent purchase price consideration of ($2).

Exhibit 4

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of non-GAAP financial measure:
Net income (loss)	$2,684	$(642)	$15,709	$15,183
Consolidated GAAP Provision for income taxes	978	209	4,563	4,310
Delaware Franchise Tax	50	50	200	200
Other adjustments (A)	154	1,800	855	2,069
Adjusted earnings before provision for income taxes	3,866	1,417	21,327	21,762
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(1,005)	(368)	(5,545)	(5,658)

Adjusted net income	$2,861	$1,049	$15,782	$16,104

GAAP net income (loss) per share (B):
Basic	$0.17	$(0.05)	$1.00	$0.96
Diluted	$0.17	$(0.04)	$1.00	$0.96

Adjusted earnings per share/unit (B):
Basic	$0.21	$0.08	$1.15	$1.16
Diluted	$0.20	$0.07	$1.10	$1.12

Shares/units outstanding:
Basic Class A shares outstanding	9,376	9,479	9,376	9,479
Basic Class B shares/units outstanding	4,373	4,431	4,373	4,431
Total basic shares/units outstanding	13,750	13,910	13,750	13,910

Diluted Class A shares outstanding (C)	9,413	9,515	9,413	9,515
Diluted Class B shares/units outstanding (D)	4,945	4,820	4,945	4,820
Total diluted shares/units outstanding	14,358	14,335	14,358	14,335
(A)
See A in Exhibit 3.
(B)
GAAP earnings per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)
Includes 37,109 and 35,554 unvested restricted stock units at December 31, 2024 and 2023, respectively.
(D)
Includes 205,079 and 240,998 unvested restricted stock units at December 31, 2024 and 2023, respectively, and 366,293 and 147,506 unvested non-qualified options at December 31, 2024 and 2023, respectively.

Exhibit 5

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$68,611	$70,301
Investments	1,354	219
Receivables, net	12,225	9,526
Due from Silvercrest Funds	945	558
Furniture, equipment and leasehold improvements, net	7,387	7,422
Goodwill	63,675	63,675
Operating lease assets	16,032	19,612
Finance lease assets	254	330
Intangible assets, net	16,644	18,933
Deferred tax asset	4,220	5,034
Prepaid expenses and other assets	3,085	3,964
Total assets	$194,432	$199,574
Liabilities and Equity
Accounts payable and accrued expenses	$1,953	$1,990
Accrued compensation	39,865	37,371
Borrowings under credit facility	—	2,719
Operating lease liabilities	22,270	26,277
Finance lease liabilities	262	336
Deferred tax and other liabilities	10,389	9,071
Total liabilities	74,739	77,764
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,450,559 and 9,376,280 issued and outstanding, respectively, as of December 31, 2024; 10,287,452 and 9,478,997 issued and outstanding, respectively, as of December 31, 2023	104	103
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,373,315 and 4,431,105 issued and outstanding as of December 31, 2024 and 2023, respectively	42	43
Additional Paid-In Capital	56,369	55,809
Treasury stock, at cost, 1,074,279 and 808,455 shares as of December 31, 2024 and 2023, respectively	(19,728)	(15,057)
Accumulated other comprehensive income (loss)	(43)	(12)
Retained earnings	43,953	41,851
Total Silvercrest Asset Management Group Inc.’s equity	80,697	82,737
Non-controlling interests	38,996	39,073
Total equity	119,693	121,810
Total liabilities and equity	$194,432	$199,574

Exhibit 6

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$35.1	$31.2	12.5%

Gross client inflows	2.2	0.9	144.4%
Gross client outflows	(1.3)	(1.3)	0.0%
Net client flows	0.9	(0.4)	325.0%

Market appreciation	0.5	2.5	-80.0%
Ending assets under management	$36.5	$33.3	9.6%

	Year Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$33.3	$28.9	15.2%

Gross client inflows	5.1	5.4	-5.6%
Gross client outflows	(5.7)	(4.8)	18.8%
Net client flows	(0.6)	0.6	-200.0%

Market appreciation	3.8	3.8	0.0%
Ending assets under management	$36.5	$33.3	9.6%

Exhibit 7

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$22.6	$20.5	10.2%

Gross client inflows	1.8	0.7	157.1%
Gross client outflows	(0.9)	(1.1)	-18.2%
Net client flows	0.9	(0.4)	325.0%

Market (depreciation) appreciation	(0.2)	1.8	-111.1%
Ending assets under management	$23.3	$21.9	6.4%

	Twelve Months Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$21.9	$20.9	4.8%

Gross client inflows	3.9	3.0	30.0%
Gross client outflows	(4.6)	(4.1)	12.2%
Net client flows	(0.7)	(1.1)	36.4%

Market appreciation	2.1	2.1	0.0%
Ending assets under management	$23.3	$21.9	6.4%

Exhibit 8

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$12.5	$10.7	16.8%

Gross client inflows	0.4	0.2	100.0%
Gross client outflows	(0.4)	(0.2)	100.0%
Net client flows	—	—	0.0%

Market appreciation	0.7	0.7	0.0%
Ending assets under management	$13.2	$11.4	15.8%

	Twelve Months Ended December 31,		% Change from December 31,
	2024	2023	2023
Beginning assets under management	$11.4	$8.0	42.5%

Gross client inflows	1.2	2.4	-50.0%
Gross client outflows	(1.1)	(0.7)	57.1%
Net client flows	0.1	1.7	-94.1%

Market appreciation	1.7	1.7	0.0%
Ending assets under management	$13.2	$11.4	15.8%

Exhibit 9

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended December 31,
	2024	2023
Total AUM as of September 30,	$35.088	$31.187
Discretionary AUM:
Total Discretionary AUM as of September 30,	$22.639	$20.462
New client accounts/assets (1)	1.370	0.188
Closed accounts (2)	(0.011)	(0.103)
Net cash inflow/(outflow) (3)	(0.458)	(0.479)
Non-discretionary to Discretionary AUM (4)	(0.012)	(0.002)
Market appreciation	(0.209)	1.819
Change to Discretionary AUM	0.680	1.423
Total Discretionary AUM at December 31,	23.319	21.885
Change to Non-Discretionary AUM (5)	0.687	0.671
Total AUM as of December 31,	$36.455	$33.281

	Twelve Months Ended December 31,
	2024	2023
Total AUM as of January 1,	$33.281	$28.905
Discretionary AUM:
Total Discretionary AUM as of January 1,	$21.885	$20.851
New client accounts/assets (1)	1.549	0.339
Closed accounts (2)	(0.527)	(0.202)
Net cash inflow/(outflow) (3)	(1.714)	(1.272)
Non-discretionary to Discretionary AUM (4)	(0.018)	(0.032)
Market (depreciation)/appreciation	2.144	2.201
Change to Discretionary AUM	1.434	1.034
Total Discretionary AUM at December 31,	23.319	21.885
Change to Non-Discretionary AUM (5)	1.740	3.342
Total AUM as of December 31,	$36.455	$33.281

(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 10

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of December 31, 2024

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	16.3	5.1	10.8	10.6	9.7
Russell 1000 Value Index		14.4	5.6	8.7	8.4	7.9

Small Cap Value Composite	4/1/02	10.1	4.3	8.8	7.1	10.3
Russell 2000 Value Index		8.1	1.9	7.3	6.1	7.9

Smid Cap Value Composite	10/1/05	15.7	2.6	7.6	7.0	9.5
Russell 2500 Value Index		11.0	3.8	8.4	7.2	7.8

Multi Cap Value Composite	7/1/02	16.1	2.6	9.2	8.5	9.7
Russell 3000 Value Index		14.0	5.4	8.6	8.3	8.4

Equity Income Composite	12/1/03	10.4	3.1	6.7	7.4	10.8
Russell 3000 Value Index		14.0	5.4	8.6	8.3	8.5

Focused Value Composite	9/1/04	16.7	(0.2)	5.6	5.4	9.4
Russell 3000 Value Index		14.0	5.4	8.6	8.3	8.3

Small Cap Opportunity Composite	7/1/04	14.9	4.5	10.3	10.1	11.0
Russell 2000 Index		11.5	1.2	7.4	6.9	8.1

Small Cap Growth Composite	7/1/04	13.6	(2.9)	11.1	11.8	10.6
Russell 2000 Growth Index		15.2	0.2	6.9	7.2	8.5

Smid Cap Growth Composite	1/1/06	20.9	(3.2)	12.6	14.2	11.1
Russell 2500 Growth Index		13.9	0.0	8.1	8.8	9.5

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.